OPTICAL COATING LABORATORY, INC.
                       1999 DIRECTOR STOCK PLAN

         PART 1. PLAN PURPOSE, ADMINISTRATION AND ELIGIBILITY

I.    PURPOSE
     The purpose of this 1999 Director Stock Plan (the "Plan") of Optical Coating Laboratory, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and to provide them with a further incentive to remain as directors of the Company.

II.   ADMINISTRATION
     The full Board of Directors (the "Board") of the Company shall supervise and administer the Plan.

     The Board shall, from time to time, designate the Non-Employee Directors of the Company who shall be granted stock options ("Stock Options") or stock awards ("Stock Awards") under the Plan and the amount and nature of the award to be granted to each such director. The Board may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan or of any Stock Options or Stock Awards issued under it shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

III.  PARTICIPATION IN THE PLAN

     Each member of the Board who is not an employee of the Company shall be eligible to participate in the Plan.

IV.   STOCK SUBJECT TO THE PLAN
     The maximum number of shares, which may be optioned or awarded under the Plan, shall be TWENTY-FOUR THOUSAND (24,000) shares of the Company's Common Stock. The limitation on the number of shares that may be optioned or awarded under the Plan shall be subject to adjustment as provided in Section XV of the Plan.

     The grant of a Stock Award not pursuant to a Stock Option under the Plan shall be subject to such restrictions as the Board shall determine to be appropriate, including but not limited to restrictions on resale, repurchase provisions, special vesting requirements or forfeiture provisions.

     If any outstanding Stock Option under the Plan for any reason expires or is terminated without having been exercised in full, or if any Stock Awards are forfeited, the forfeited share or shares allocable to the unexercised portion of such Stock Option shall again become available for grant pursuant to the Plan.

     Upon the grant of a Stock Award or the exercise of a Stock
Option, the Company may issue new shares or reissue shares previously repurchased by or on behalf of the Company.

                        PART 2. STOCK OPTIONS

V.    NON-QUALIFIED STOCK OPTIONS
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     Any Stock Option granted under the Plan shall be a non-qualified stock option within the meaning of Section 422A of the Internal
Revenue Code of 1986, as amended (the "Code").

VI.   TERMS OF STOCK OPTIONS
     Each Stock Option granted under the Plan shall be for a period determined by the Board not to exceed ten (10) years from the date of grant, shall be evidenced by a stock option agreement between the Company and the person to whom such Stock Option is granted, and shall be subject to the following additional terms and conditions:

     A. EXERCISE OF THE STOCK OPTION. Prior to its termination, such Stock Option may be exercised by the person then entitled to do so, at such time or times and in such amounts as shall be specified in the stock option agreement. A Stock Option is exercised (i) by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and accompanied by full payment of the option price therefor; provided, however, that to the extent authorized by the Board, an optionee may make all or any portion of any payment due to the Company upon exercise of a Stock Option by delivery of any property (including securities of the Company that have been held by the optionee for at least six months or full recourse promissory notes bearing a market rate of interest) other than cash, so long as such property constitutes valid consideration for the Common Stock under applicable law; and (ii) by giving assurances satisfactory to the Company that the shares of Common Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the Securities Act of 1933; provided, however, that in the event the Common Stock subject to the Stock Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such Common Stock without such registration would otherwise be permissible, this condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933, or any other applicable law, regulation or rule of any governmental agency.

     B. OPTION PRICE. The option price under each Stock Option shall be determined by the Board but shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time of granting the Stock Option.

     C. TERMINATION OF THE STOCK OPTION. To the extent not previously exercised, each Stock Option shall terminate on the date fixed therefor in the stock option agreement; provided, however, that (i) in the event that a Non-Employee Director who has been granted a Stock Option shall cease to be a Non-Employee Director of the Company or a subsidiary for any reason other than death, the Stock Option shall terminate to the extent such Non-Employee Director shall fail to exercise such Stock Option within the time period fixed by the Board, but only to the extent his or her rights to exercise such Stock Option have accrued pursuant to the terms hereof and have not previously been exercised at the date of such termination; provided, however, that if such Non-Employee Director shall have his or her directorship terminated for cause the Stock Option shall terminate simultaneously with such Non-Employee Director's effective date of removal or resignation, and any unexercised portion of the Stock Option shall thereupon expire; and (ii) in the event the Non-Employee Director
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shall die while acting as a Non-Employee Director of the Company or after the termination of his or her directorship for any reason other than for cause, and shall not have exercised the Stock Option, it shall be exercisable at any time within the period fixed by the Board at the time of its grant, by the executors or administrators of the Non-Employee Director by bequest or inheritance. Termination of a Non-Employee Director "for cause", as used herein, shall mean removal from office by the Company, any of its subsidiaries, or the Company's or any of its shareholders for (i) dishonesty, (ii) commission of a crime, or (iii) divulging trade secrets to competitors or others not entitled to receive them.

     D. STOCK OPTIONS NOT TRANSFERABLE. Any Stock Option shall be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's representative or any person designated by the optionee in his stock option agreement.

     E. QUALIFICATION OF STOCK. The right to exercise the Stock Options shall be further subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase of shares thereunder, the Stock Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board in its sole discretion.

     F. LIMITATION ON INCENTIVE STOCK OPTIONS. No option designated by the Board as an ISO entitled to special tax treatment under Code
Section 422A may be granted under the Plan.

     G. PROCEEDS FROM SALE OF STOCK. The proceeds of sale of all shares of Stock issued from time to time upon the exercise of options granted pursuant to the Plan shall be added to the general funds of the Company and as such shall be used from time to time for such corporate purposes as the Board of the Company may determine.

     H. OTHER PROVISIONS. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion.

VII.  MODIFICATION OF OPTIONS
     Subject to the terms and conditions and within the limitations of the Plan, the Board may accelerate the vesting period of outstanding Stock Options granted under the Plan but may make no other modifications to Stock Options previously granted under the Plan.

                         PART 3. STOCK AWARDS

VIII. STOCK AWARD DETERMINATION
     The Board may grant an eligible Non-Employee Director Stock Awards at such times and in such amounts as the Board may designate which, in its opinion, fully reflect the value of the corporate
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guidance given by such Non-Employee Director. Such awards shall be made in accordance with such guidelines as the Board may from time to time adopt. Stock Awards shall be independent of any grant of any Stock Option under this Plan, and shall be made subject to such restrictions as the Board may determine to be appropriate.

IX.   PAYMENT OF STOCK AWARDS
     A. No Non-Employee Director shall have the right to receive payment of any Stock Award until notified of the amount of such award, in writing, by the Board.

     B. An award of Common Stock may be subject to restrictions ("Restricted Stock") and certificates for such shares will be deposited in escrow with the Company's Secretary. The Non-Employee Director shall retain all rights in the Restricted Stock while it is held in escrow including, but not limited to, voting rights and the right to receive dividends, except that the Non-Employee Director shall not have the right to transfer or assign such shares until all restrictions pertaining to such shares are terminated, at which time the applicable stock certificates shall be released from escrow and delivered to the Non-Employee Director by the Company's Secretary. The Board will establish the period or periods after which the conditions on Restricted Stock will lapse.

X. DEATH OR TOTAL AND PERMANENT DISABILITY OF A PARTICIPATING NON-EMPLOYEE DIRECTOR HOLDING RESTRICTED STOCK

     By written notice to the Company, a Non-Employee Director who has received a grant of Restricted Stock may designate one or more persons (and from time to time change such designation) who, by reason of his death, shall acquire the right to receive any vested but unpaid Stock Awards held by the Non-Employee Director at the time of his death. Such Stock Awards shall be paid to the designated representative at such time and in such manner as if the Non-Employee Director were living.

     In the event of total and permanent disability of a Non-Employee Director who has participated in the Plan, any unpaid but vested Stock Award shall be paid to the Non-Employee Director if legally competent or to other legally designated guardian or representative if the Non-Employee Director is legally incompetent.

     After the death or total and permanent disability of a Non-Employee Director, the Board may in its sole discretion at any time terminate restrictions upon stock awarded to the Non-Employee Director. A request to the Board for the termination of restrictions or the acceleration of payments not yet due may be made by the Non-Employee Director's beneficiary or representative, or by a totally and permanently disabled Non-Employee Director.

     If at the time of the Non-Employee Director's death, there is no effective beneficiary designation as to all or some portion of the awards hereunder, such awards or such portion thereof shall be paid to or on the order of the legal representative of the Non-Employee Director's estate. In the event of uncertainty as to the interpretation or effect of any notice of designation, the Board 's decision with respect thereto shall be conclusive.

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XI.   RESTRICTIONS AND FORFEITURE OF STOCK AWARDS
     The Company's obligation to deliver stock certificates held in escrow is subject to the condition that the Non-Employee Director remains a director of the Company for the entire deferral and/or restriction period, including mandatory and optional deferrals. If the Non-Employee Director fails to meet this condition, the Non-Employee Director's right to any such unpaid amounts or undelivered stock certificates shall be forfeited. The Board, in exceptional circumstances, may waive this provision.

                      PART 4. GENERAL PROVISIONS
XII.  ASSIGNMENTS
     The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Sections VI and X.

XIII. TIME FOR GRANTING STOCK OPTIONS OR STOCK AWARDS
     All Stock Options and Stock Awards subject to this Plan shall be granted, if at all, not later than ten (10) years after the adoption of this Plan by the Company's Board of Directors.

XIV.  LIMITATION OF RIGHTS
     A. NO RIGHT TO A STOCK OPTION OR STOCK AWARD. Nothing in the Plan shall be construed to give any Non-Employee Director of the Company any right to be granted a Stock Option or Stock Award.

      B. NO EMPLOYMENT RIGHT. Neither the Plan, nor the granting of a Stock Option or Stock Award nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director for any period of time, or at any particular rate of compensation.

     C. NO STOCKHOLDERS' RIGHTS FOR STOCK OPTIONS. An optionee shall have no rights as a Stockholder with respect to the shares covered by his or her Stock Options until the date of issuance of a stock certificate upon exercise of the Stock Option.

XV.   CHANGES IN PRESENT STOCK
     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Board of Directors, in its sole discretion, in the number and kind of shares which are or may become subject to Stock Options and Stock Awards granted or to be granted hereunder, and in the option price of shares which are subject to Stock Options granted hereunder.

XVI.  EFFECTIVE DATE OF THE PLAN
     The Plan shall take effect on the date of adoption by the Board of Directors of the Company. Stock Options and Stock Awards may be granted under the Plan at any time after the adoption of the Plan by the Board of Directors of the Company and prior to the termination of this Plan.

XVII. AMENDMENT OF THE PLAN
     The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever, including,
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but not limited to, changing the number of shares subject to the Plan, designating the classification of directors eligible to receive Stock Options or Stock Awards and materially increasing the benefits accruing to participants under the Plan; provided, however, the Board shall not take any such action with respect to the Plan which would have the effect of modifying any stock option previously granted under the Plan other than to accelerate the vesting of such previously granted stock options.


XVIII.      NOTICE
     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XIX.  COMPANY BENEFIT PLANS
     Nothing contained in this Plan shall prevent the Non-Employee Director prior to death, or the Non-Employee Director's dependents or beneficiaries after the Non-Employee Director's death, from receiving, in addition to any awards provided for under this Plan and any salary, any payments under a Company retirement plan or which may be otherwise payable or eligible to be distributed to such Non-Employee Director, or to the Non-Employee Director's dependents or beneficiaries under any other plan or policy of the Company or otherwise.

XX.   UNFUNDED PLAN
     Insofar as it provides for Stock Awards, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Non-Employee Directors who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section IX B, the Company shall not be required to segregate any assets which may at any time be represented by Stock Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board be deemed to be a trustee of shares or cash to be awarded under the Plan. Any liability of the Company to any Non-Employee Director with respect to a Stock Award under this Plan shall be based solely upon any contractual obligations which may be created by the Plan and any agreement consistent with this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

XXI.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT
     It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder. The Board may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

XXII. GOVERNING LAW
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     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of California and construed accordingly.